UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2010, The Princeton Review, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as sole manager of the offering (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter 14,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) ,which the Underwriter offered to the public at a price of $3.00 per share. The Company expects to receive approximately $42.0 million in gross proceeds from the offering before underwriting discounts and commissions and offering expenses. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 2,100,000 shares to cover over-allotments, if any. If the Underwriter exercises its over-allotment option in full, gross proceeds from the offering, before underwriting discounts and commissions and offering expenses will be approximately $48.3 million. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The shares are being offered and sold under a prospectus supplement that has been filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with an offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-162114). The shares are expected to be delivered to the Underwriter on or about April 20, 2010, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The representations and warranties made by the parties to the Agreement were made solely for purposes of the Agreement and to allocate risk between the parties. You should not rely on the representations, warranties, and covenants in the Agreement. The opinion of the Company’s counsel regarding the validity of the Shares being issued and sold in connection with the Agreement is filed as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On April 15, 2010, the Company issued a press release announcing the pricing of a public offering of its Common Stock in an underwritten public offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement among the Company and Roth Capital Partners, LLC, dated as of April 15, 2010

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1)

99.1	Press Release dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: April 15, 2010
/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among the Company and Roth Capital Partners, LLC, dated as of April 15, 2010

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1)

99.1	Press Release dated April 15, 2010